Exhibit 99.1

FOR IMMEDIATE RELEASE January 16, 2024

For more information

Kathryn Shrout Mistich, VP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney reports fourth quarter 2023 EPS of $0.58

GULFPORT, Miss. (January 16, 2024) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the fourth quarter of 2023. Net income for the fourth quarter of 2023 totaled $50.6 million, or $0.58 per diluted common share (EPS), compared to $97.7 million, or $1.12 per diluted common share, in the third quarter of 2023. The fourth quarter of 2023 included a net charge of $75.4 million, or $0.68 per diluted share after-tax, of supplemental disclosure items, related to a loss on the securities portfolio restructuring, sale of a parking facility, and FDIC Special Assessment. Excluding the impact of these supplemental disclosure items, EPS would be $1.26, up $0.14 linked-quarter. The company reported net income for the fourth quarter of 2022 of $143.8 million, or $1.65 per diluted common share. There were no supplemental disclosure items in the fourth quarter of 2022.

Fourth Quarter 2023 Highlights

•
Net income totaled $50.6 million, compared to $97.7 million in prior quarter
•
Adjusted pre-provision net revenue (PPNR) totaled $157.5 million, up $4.1 million, or 3% linked-quarter
•
Loans declined $61.8 million, or 1% LQA
•
Deposits decreased $630.3 million, or 8% LQA, primarily due to maturity of $567.5 million in brokered deposits
•
Criticized commercial loans and nonaccrual loans remain at low levels
•
ACL coverage remained solid at 1.41%, up 1 bp compared to prior quarter
•
NIM stable at 3.27%, compared to 3Q23
•
CET1 ratio estimated at 12.39%, up 33 bps linked-quarter; TCE ratio 8.37%, up 103 bps linked-quarter
•
Efficiency ratio 55.58%

“Fourth quarter’s results reflect a strong finish to 2023,” said John M. Hairston, President & CEO. “We are pleased to report that our adjusted PPNR increased 3% linked-quarter, our efficiency ratio improved to 55.58%, and our NIM was flat with prior quarter. Excluding the supplemental disclosure items, we achieved fee income growth while reducing expenses. NIM was supported by improved loan yields, lower short-term borrowing costs, and the impacts of the bond portfolio restructure. Total loans were relatively flat this quarter and deposit balances declined as higher-cost brokered deposits matured. As we previously disclosed, our charge-offs have begun to normalize, but we do not see any broad signs of weakening and our problem credit metrics remain at, or near, historically low levels. We maintained a robust ACL to loans of 1.41% and we continued to grow capital this quarter. We ended the quarter with TCE above 8% and total risk-based capital at 14%; we remain well-capitalized, including all unrealized losses in our portfolio. We are looking forward to carrying the momentum from the strong year-end finish into 2024, not only for our company, but for our clients, associates, and communities we serve.”

Loans

Total loans were $23.9 billion at December 31, 2023, down $61.8 million, or less than 1%, from September 30, 2023. One-time close products drove the increase in mortgage loans, which convert from construction to mortgages upon construction completion.

Average loans totaled $23.8 billion for the fourth quarter of 2023, virtually unchanged linked-quarter. Management expects 2024 period-end loan growth to be low single digits from year-end 2023, mostly in the second half of 2024.

Deposits

Total deposits at December 31, 2023 were $29.7 billion, down $630.3 million, or 2%, from September 30, 2023. The linked-quarter decline in deposits was driven primarily by brokered deposit maturities. Additionally, there was an increase in retail time deposits related to a continued mix shift from DDA deposits and an increase in interest-bearing public funds due to year-end seasonality, offset by a decrease in noninterest bearing DDAs. Interest-bearing transaction and savings remain mostly stable due to competitive rates offered.

DDAs totaled $11.0 billion at December 31, 2023, down $595.9 million, or 5%, from September 30, 2023 and comprised 37% of total period-end deposits. Interest-bearing transaction and savings deposits totaled $10.7 billion at the end of the fourth quarter of 2023, virtually unchanged linked-quarter. Compared to September 30, 2023, retail time deposits of $4.3 billion were up $251.6 million, or 6%, and brokered deposits were $589.8 million, down $567.5 million, or 49%, compared to the prior quarter. Interest-bearing public fund deposits increased $289.8 million, or 10%, linked-quarter, ending December 31, 2023 at $3.1 billion.

Average deposits for the fourth quarter of 2023 were $30.0 billion, up $217.8 million, or 1%, linked-quarter. Management expects 2024 period-end deposit level growth to be low single digits, compared to year-end 2023.

Asset Quality

The total allowance for credit losses (ACL) was $336.8 million at December 31, 2023, up $0.9 million, or less than 1%, from September 30, 2023. During the fourth quarter of 2023, the company recorded a provision for credit losses of $17.0 million, compared to a provision for credit losses of $28.5 million in the third quarter of 2023. There were $16.1 million of net charge-offs in the fourth quarter of 2023, or 0.27% of average total loans on an annualized basis, compared to net charge-offs of $38.3 million, or 0.64% of average total loans in the third quarter of 2023. The ratio of ACL to period-end loans was 1.41% at December 31, 2023, compared to 1.40% at September 30, 2023.

Criticized commercial loans and nonaccrual loans remained at low levels at December 31, 2023. Criticized commercial loans totaled $273.7 million, or 1.47% of total commercial loans, at December 31, 2023, compared to $275.1 million, or 1.46% of total commercial loans at September 30, 2023. Nonaccrual loans totaled $59.0 million, or 0.25% of total loans, at December 31, 2023, compared to $60.3 million, or 0.25% of total loans, at September 30, 2023. ORE and foreclosed assets were $3.6 million, down $0.9 million, linked-quarter.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the fourth quarter of 2023 was $272.3 million, an increase of $0.2 million, or less than 1%, from the third quarter of 2023. The net interest margin (NIM) (TE) was 3.27% in the fourth quarter of 2023, unchanged linked-quarter. A change in the mix of earning assets and loan yields (+8 bps), decreased short term borrowing costs (+6 bps) and impact from the securities portfolio restructuring (+ 3 bps) led to a 17 basis point improvement in the NIM, offset by the impact of deposit remix and rates (-17 bps). Additional NIM detail and guidance is included in the fourth quarter of 2023 earnings investor deck.

Average earning assets were $33.1 billion for the fourth quarter of 2023, virtually unchanged, from the third quarter of 2023.

Noninterest Income

Noninterest income totaled $39.0 million for the fourth quarter of 2023, down $47.0 million, or 55%, from the third quarter of 2023. Included in noninterest income were two supplemental disclosure items of a $16.1 million gain on the sale of a parking facility and a ($65.4) million loss related to the securities portfolio restructuring. There were no supplemental disclosure items related to income in the third quarter of 2023. Adjusting for these items, noninterest income for the fourth quarter of 2023 totaled $88.2 million, up $2.2 million, or 3%, linked-quarter.

Service charges on deposits were down $0.6 million, or 3%, from the third quarter of 2023. Bank card and ATM fees were up $0.2 million, or 1%, from the third quarter of 2023.

Investment and annuity income and insurance fees were up $2.6 million, or 30%, linked-quarter, related to higher activity. Trust fees were up $0.3 million, or 2% linked-quarter. Fees from secondary mortgage operations totaled $2.1 million for the fourth quarter of 2023, down $0.5 million, or 20%, linked-quarter.

Securities transactions, net was a loss of $65.4 million, relating to the securities portfolio restructuring included as a supplemental disclosure item. There were no gains or losses related to securities transactions in the third quarter of 2023. Other noninterest income was $32.0 million in the fourth quarter, compared to $15.4 million in the third quarter of 2023, impacted by the $16.1 million gain on the sale of a parking facility included as a supplemental disclosure item.

Noninterest Expense & Taxes

Noninterest expense totaled $229.2 million, up $24.5 million, or 12% linked-quarter. Included in the total was $26.1 million of a supplemental disclosure item related to the FDIC special assessment.

There were no supplemental disclosure items related to expense in the third quarter of 2023. Adjusting for this item, noninterest expense for the fourth quarter of 2023 totaled $203.0 million, down $1.6 million, or 1%, linked-quarter.

Personnel expense totaled $114.3 million in the fourth quarter of 2023, down $1.9 million, or 2%, linked-quarter. The decrease was primarily related to lower incentive expense. Net occupancy and equipment expense totaled $17.5 million in the fourth quarter of 2023, down $0.7 million, or 4%, from the third quarter of 2023. Amortization of intangibles totaled $2.7 million for the fourth quarter of 2023, down $0.1 million, or 5%, linked-quarter.

ORE and other foreclosed assets was a net gain of $0.5 million in the fourth quarter of 2023, compared to a net gain of less than $0.1 million in the third quarter of 2023.

Other expense totaled $95.1 million in the fourth quarter of 2023, up $27.7 million, or 41%, linked-quarter, impacted by the $26.1 million FDIC special assessment included as a supplemental disclosure item.

The effective income tax rate for fourth quarter 2023 was 18.8%.

Capital

Common stockholders’ equity at December 31, 2023 totaled $3.8 billion, up $302.7 million, or 9%, from September 30, 2023. The tangible common equity (TCE) ratio was 8.37%, up 103 bps linked-quarter. The company’s CET1 ratio is estimated to be 12.39% at December 31, 2023, up 33 bps linked-quarter. Total risk-based capital ratio is estimated to be 14.00% at December 31, 2023, up 37 bps linked-quarter. The company’s share buyback authorization (allowing the repurchase of up to 4,297,000 shares of the company’s outstanding common stock), is set to expire on December 31, 2024. No shares were repurchased in the fourth quarter of 2023.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 3:30 p.m. Central Time on Tuesday, January 16, 2024 to review fourth quarter 2023 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to fourth quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 888-210-2654 or 646-960-0278, access code 6914431.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through January 23, 2024 by dialing 800-770-2030 or 647-362-9199, access code 6914431.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the Company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. The Company highlights material items that are outside of our principal business and/or are not indicative of forward-looking trends in supplemental disclosures items below our GAAP financial data and presents certain “Adjusted” ratios that exclude these disclosed items. These adjusted ratios provide management or the reader with a measure that may be more indicative of forward-looking trends in our business, as well as demonstrates the effects of significant gains or losses and changes.

We define Adjusted Pre-Provision Net Revenue as total revenue (te) less noninterest expense, excluding supplemental disclosures items, as defined above. Management believes that adjusted pre-provision net revenue is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle. We define our Efficiency Ratio as noninterest expense to total net interest income (te) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items defined above. Management believes the efficiency ratio is a useful measure as it provides a greater understanding of ongoing operations and enhances comparability with prior periods.

Important Cautionary Statement about Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the impacts related to Russia’s military action in Ukraine, the effects of the Israel-Hamas war, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial and non-financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of reference rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of current and future economic conditions, including the effects of declines in the real estate market, high unemployment, inflationary pressures, increasing insurance costs, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this presentation is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2023, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended			Twelve Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
NET INCOME
Net interest income	$269,460	$269,234	$295,501	$1,097,599	$1,050,003
Net interest income (TE) (a)	272,294	272,086	298,116	1,108,706	1,060,351
Provision for credit losses	16,952	28,498	2,487	59,103	(28,399)
Noninterest income	38,951	85,974	77,064	288,480	331,486
Noninterest expense	229,151	204,675	190,154	836,848	750,692
Income tax expense	11,705	24,297	36,137	97,526	135,107
Net income	$50,603	$97,738	$143,787	$392,602	$524,089
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Gain on sale of parking facility	$16,126	$—	$—	$16,126	$—
Loss on securities portfolio restructure	(65,380)	—	—	(65,380)	—
Included in noninterest expense
FDIC special assessment	26,123	—	—	26,123	—
PERIOD-END BALANCE SHEET DATA
Loans	$23,921,917	$23,983,679	$23,114,046	$23,921,917	$23,114,046
Securities	7,599,974	7,916,101	8,408,536	7,599,974	8,408,536
Earning assets	32,175,097	32,733,591	31,873,027	32,175,097	31,873,027
Total assets	35,578,573	36,298,301	35,183,825	35,578,573	35,183,825
Noninterest-bearing deposits	11,030,515	11,626,371	13,645,113	11,030,515	13,645,113
Total deposits	29,690,059	30,320,337	29,070,349	29,690,059	29,070,349
Common stockholders' equity	3,803,661	3,501,003	3,342,628	3,803,661	3,342,628
AVERAGE BALANCE SHEET DATA
Loans	$23,795,681	$23,830,724	$22,723,248	$23,594,579	$21,915,393
Securities (b)	8,579,444	8,888,477	9,200,511	8,901,626	9,013,133
Earning assets	33,128,130	33,137,565	32,244,681	33,160,791	32,498,213
Total assets	35,538,300	35,626,927	34,498,915	35,633,442	35,059,178
Noninterest-bearing deposits	11,132,354	11,453,236	13,854,625	11,919,234	14,298,022
Total deposits	29,974,941	29,757,180	28,816,338	29,478,481	29,497,470
Common stockholders' equity	3,560,978	3,572,487	3,228,667	3,528,911	3,405,206
COMMON SHARE DATA
Earnings per share - diluted	$0.58	$1.12	$1.65	$4.50	$5.98
Cash dividends per share	0.30	0.30	0.27	1.20	1.08
Book value per share (period-end)	44.05	40.64	38.89	44.05	38.89
Tangible book value per share (period-end)	33.63	30.16	28.29	33.63	28.29
Weighted average number of shares - diluted	86,604	86,437	86,249	86,423	86,394
Period-end number of shares	86,345	86,148	85,941	86,345	85,941
Market data
High sales price	$49.65	$45.15	$57.00	$54.38	$59.82
Low sales price	32.16	35.34	45.64	31.02	41.62
Period-end closing price	48.59	36.99	48.39	48.59	48.39
Trading volume	38,574	34,506	29,996	150,965	111,470
PERFORMANCE RATIOS
Return on average assets	0.56%	1.09%	1.65%	1.10%	1.49%
Return on average common equity	5.64%	10.85%	17.67%	11.13%	15.39%
Return on average tangible common equity	7.55%	14.53%	24.64%	14.97%	21.07%
Tangible common equity ratio (c)	8.37%	7.34%	7.09%	8.37%	7.09%
Net interest margin (TE)	3.27%	3.27%	3.68%	3.34%	3.26%
Noninterest income as a percentage of total revenue (TE)	12.51%	24.01%	20.54%	20.65%	23.82%
Efficiency ratio (d)	55.58%	56.38%	49.81%	55.25%	52.93%
Average loan/deposit ratio	79.39%	80.08%	78.86%	80.04%	74.30%
Allowance for loan losses as a percentage of period-end loans	1.29%	1.28%	1.33%	1.29%	1.33%
Allowance for credit losses as a percentage of period-end loans (e)	1.41%	1.40%	1.48%	1.41%	1.48%
Annualized net charge-offs to average loans	0.27%	0.64%	0.02%	0.27%	0.01%
Allowance for loan losses as a % of nonaccrual loans	521.56%	507.68%	789.38%	521.56%	789.38%
FTE headcount	3,591	3,681	3,627	3,591	3,627
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
NET INCOME
Net interest income	$269,460	$269,234	$273,911	$284,994	$295,501
Net interest income (TE) (a)	272,294	272,086	276,748	287,578	298,116
Provision for credit losses	16,952	28,498	7,633	6,020	2,487
Noninterest income	38,951	85,974	83,225	80,330	77,064
Noninterest expense	229,151	204,675	202,138	200,884	190,154
Income tax expense	11,705	24,297	29,571	31,953	36,137
Net income	$50,603	$97,738	$117,794	$126,467	$143,787
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Gain on sale of parking facility	$16,126	$—	$—	$—	$—
Loss on securities portfolio restructure	(65,380)	—	—	—	—
Included in noninterest expense
FDIC special assessment	26,123	—	—	—	—
PERIOD-END BALANCE SHEET DATA
Loans	$23,921,917	$23,983,679	$23,789,886	$23,404,523	$23,114,046
Securities	7,599,974	7,916,101	8,195,679	8,390,684	8,408,536
Earning assets	32,175,097	32,733,591	32,715,630	34,106,792	31,873,027
Total assets	35,578,573	36,298,301	36,210,148	37,547,083	35,183,825
Noninterest-bearing deposits	11,030,515	11,626,371	12,171,817	12,860,027	13,645,113
Total deposits	29,690,059	30,320,337	30,043,501	29,613,070	29,070,349
Common stockholders' equity	3,803,661	3,501,003	3,554,476	3,531,232	3,342,628
AVERAGE BALANCE SHEET DATA
Loans	$23,795,681	$23,830,724	$23,654,994	$23,086,529	$22,723,248
Securities (b)	8,579,444	8,888,477	9,007,821	9,137,034	9,200,511
Earning assets	33,128,130	33,137,565	33,619,829	32,753,781	32,244,681
Total assets	35,538,300	35,626,927	36,205,396	35,159,050	34,498,915
Noninterest-bearing deposits	11,132,354	11,453,236	12,153,453	12,963,133	13,854,625
Total deposits	29,974,941	29,757,180	29,372,899	28,792,851	28,816,338
Common stockholders' equity	3,560,978	3,572,487	3,567,260	3,412,813	3,228,667
COMMON SHARE DATA
Earnings per share - diluted	$0.58	$1.12	$1.35	$1.45	$1.65
Cash dividends per share	0.30	0.30	0.30	0.30	0.27
Book value per share (period-end)	44.05	40.64	41.27	41.03	38.89
Tangible book value per share (period-end)	33.63	30.16	30.76	30.47	28.29
Weighted average number of shares - diluted	86,604	86,437	86,370	86,282	86,249
Period-end number of shares	86,345	86,148	86,123	86,066	85,941
Market data
High sales price	$49.65	$45.15	$43.73	$54.38	$57.00
Low sales price	32.16	35.34	31.02	34.42	45.64
Period-end closing price	48.59	36.99	38.38	36.40	48.39
Trading volume	38,574	34,506	38,854	39,030	29,996
PERFORMANCE RATIOS
Return on average assets	0.56%	1.09%	1.30%	1.46%	1.65%
Return on average common equity	5.64%	10.85%	13.24%	15.03%	17.67%
Return on average tangible common equity	7.55%	14.53%	17.76%	20.49%	24.64%
Tangible common equity ratio (c)	8.37%	7.34%	7.50%	7.16%	7.09%
Net interest margin (TE)	3.27%	3.27%	3.30%	3.55%	3.68%
Noninterest income as a percentage of total revenue (TE)	12.51%	24.01%	23.21%	21.83%	20.54%
Efficiency ratio (d)	55.58%	56.38%	55.33%	53.76%	49.81%
Average loan/deposit ratio	79.39%	80.08%	80.53%	80.18%	78.86%
Allowance for loan losses as a percentage of period-end loans	1.29%	1.28%	1.32%	1.32%	1.33%
Allowance for credit losses as a percentage of period-end loans (e)	1.41%	1.40%	1.45%	1.46%	1.48%
Annualized net charge-offs to average loans	0.27%	0.64%	0.06%	0.10%	0.02%
Allowance for loan losses as a % of nonaccrual loans	521.56%	507.68%	402.07%	569.31%	789.38%
FTE headcount	3,591	3,681	3,705	3,679	3,627
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosures noted above.
(e) The allowance for credit losses includes the allowance for loan and lease losses and the reserve for unfunded lending commitments.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
NET INCOME
Interest income	$426,794	$415,827	$345,676	$1,620,497	$1,137,063
Interest income (TE) (f)	429,628	418,679	348,291	1,631,604	1,147,411
Interest expense	157,334	146,593	50,175	522,898	87,060
Net interest income (TE)	272,294	272,086	298,116	1,108,706	1,060,351
Provision for credit losses	16,952	28,498	2,487	59,103	(28,399)
Noninterest income	38,951	85,974	77,064	288,480	331,486
Noninterest expense	229,151	204,675	190,154	836,848	750,692
Income before income taxes	62,308	122,035	179,924	490,128	659,196
Income tax expense	11,705	24,297	36,137	97,526	135,107
Net income	$50,603	$97,738	$143,787	$392,602	$524,089
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Gain on sale of parking facility	$16,126	$—	$—	$16,126	$—
Loss on securities portfolio restructure	(65,380)	—	—	(65,380)	—
Included in noninterest expense
FDIC special assessment	26,123	—	—	26,123	—
NONINTEREST INCOME
Service charges on deposit accounts	$21,643	$22,264	$22,222	$86,020	$87,663
Trust fees	16,845	16,593	16,496	67,565	65,132
Bank card and ATM fees	20,708	20,555	20,913	82,966	84,591
Investment and annuity fees and insurance commissions	11,086	8,520	6,832	36,714	28,752
Secondary mortgage market operations	2,083	2,609	1,504	9,159	11,524
Securities transactions, net	(65,380)	—	—	(65,380)	(87)
Other income	31,966	15,433	9,097	71,436	53,911
Total noninterest income	$38,951	$85,974	$77,064	$288,480	$331,486
NONINTEREST EXPENSE
Personnel expense	$114,342	$116,266	$119,147	$460,795	$460,635
Net occupancy and equipment expense	17,523	18,210	16,927	70,425	67,340
Other real estate and foreclosed assets (income) expense, net	(471)	(26)	(773)	(624)	(4,407)
Other expense	95,085	67,412	51,582	294,696	213,091
Amortization of intangibles	2,672	2,813	3,271	11,556	14,033
Total noninterest expense	$229,151	$204,675	$190,154	$836,848	$750,692
COMMON SHARE DATA
Earnings per share:
Basic	$0.58	$1.12	$1.65	$4.51	$6.00
Diluted	0.58	1.12	1.65	4.50	5.98

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
NET INCOME
Interest income	$426,794	$415,827	$405,273	$372,603	$345,676
Interest income (TE) (f)	429,628	418,679	408,110	375,187	348,291
Interest expense	157,334	146,593	131,362	87,609	50,175
Net interest income (TE)	272,294	272,086	276,748	287,578	298,116
Provision for credit losses	16,952	28,498	7,633	6,020	2,487
Noninterest income	38,951	85,974	83,225	80,330	77,064
Noninterest expense	229,151	204,675	202,138	200,884	190,154
Income before income taxes	62,308	122,035	147,365	158,420	179,924
Income tax expense	11,705	24,297	29,571	31,953	36,137
Net income	$50,603	$97,738	$117,794	$126,467	$143,787
Supplemental disclosure items - included above, pre-tax
Included in noninterest income
Gain on sale of parking facility	$16,126	$—	$—	$—	$—
Loss on securities portfolio restructure	(65,380)	—	—	—	—
Included in noninterest expense
FDIC special assessment	26,123	—	—	—	—
NONINTEREST INCOME
Service charges on deposit accounts	$21,643	$22,264	$21,491	$20,622	$22,222
Trust fees	16,845	16,593	17,393	16,734	16,496
Bank card and ATM fees	20,708	20,555	20,982	20,721	20,913
Investment and annuity fees and insurance commissions	11,086	8,520	8,241	8,867	6,832
Secondary mortgage market operations	2,083	2,609	2,299	2,168	1,504
Securities transactions, net	(65,380)	—	—	—	—
Other income	31,966	15,433	12,819	11,218	9,097
Total noninterest income	$38,951	$85,974	$83,225	$80,330	$77,064
NONINTEREST EXPENSE
Personnel expense	$114,342	$116,266	$114,864	$115,323	$119,147
Net occupancy and equipment expense	17,523	18,210	17,750	16,942	16,927
Other real estate and foreclosed assets (income) expense, net	(471)	(26)	(282)	155	(773)
Other expense	95,085	67,412	66,849	65,350	51,582
Amortization of intangibles	2,672	2,813	2,957	3,114	3,271
Total noninterest expense	$229,151	$204,675	$202,138	$200,884	$190,154
COMMON SHARE DATA
Earnings per share:
Basic	$0.58	$1.12	$1.35	$1.45	$1.65
Diluted	0.58	1.12	1.35	1.45	1.65

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
ASSETS
Commercial non-real estate loans	$9,957,284	$10,075,585	$10,113,932	$10,013,482	$10,146,453
Commercial real estate - owner occupied loans	3,093,763	3,081,327	3,058,829	3,050,748	3,033,058
Total commercial and industrial loans	13,051,047	13,156,912	13,172,761	13,064,230	13,179,511
Commercial real estate - income producing loans	3,986,943	4,027,553	3,762,428	3,758,455	3,560,991
Construction and land development loans	1,551,091	1,614,846	1,768,252	1,726,916	1,703,592
Residential mortgage loans	3,886,072	3,721,106	3,581,514	3,329,793	3,092,605
Consumer loans	1,446,764	1,463,262	1,504,931	1,525,129	1,577,347
Total loans	23,921,917	23,983,679	23,789,886	23,404,523	23,114,046
Loans held for sale	26,124	15,862	55,902	23,436	26,385
Securities	7,599,974	7,916,101	8,195,679	8,390,684	8,408,536
Short-term investments	627,082	817,949	674,163	2,288,149	324,060
Earning assets	32,175,097	32,733,591	32,715,630	34,106,792	31,873,027
Allowance for loan losses	(307,907)	(306,291)	(314,496)	(309,385)	(307,789)
Goodwill and other intangible assets	900,090	902,762	905,575	908,533	911,646
Other assets	2,811,293	2,968,239	2,903,439	2,841,143	2,706,941
Total assets	$35,578,573	$36,298,301	$36,210,148	$37,547,083	$35,183,825
LIABILITIES
Noninterest-bearing deposits	$11,030,515	$11,626,371	$12,171,817	$12,860,027	$13,645,113
Interest-bearing transaction and savings deposits	10,659,970	10,668,241	10,438,820	10,660,420	10,726,686
Interest-bearing public fund deposits	3,143,015	2,853,236	2,925,432	3,086,209	3,244,225
Time deposits	4,856,559	5,172,489	4,507,432	3,006,414	1,454,325
Total interest-bearing deposits	18,659,544	18,693,966	17,871,684	16,753,043	15,425,236
Total deposits	29,690,059	30,320,337	30,043,501	29,613,070	29,070,349
Short-term borrowings	1,154,829	1,425,928	1,629,538	3,519,497	1,871,271
Long-term debt	236,317	236,279	236,241	242,115	242,077
Other liabilities	693,707	814,754	746,392	641,169	657,500
Total liabilities	31,774,912	32,797,298	32,655,672	34,015,851	31,841,197
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,049,184	2,044,611	2,037,258	2,030,136	2,026,397
Retained earnings	2,375,604	2,351,386	2,280,004	2,188,561	2,088,413
Accumulated other comprehensive (loss)	(621,127)	(894,994)	(762,786)	(687,465)	(772,182)
Total common stockholders' equity	3,803,661	3,501,003	3,554,476	3,531,232	3,342,628
Total liabilities & stockholders' equity	$35,578,573	$36,298,301	$36,210,148	$37,547,083	$35,183,825
CAPITAL RATIOS
Tangible common equity	$2,903,571	$2,598,241	$2,648,901	$2,622,699	$2,430,982
Tier 1 capital (g)	3,584,289	3,552,824	3,471,066	3,369,351	3,279,419
Common equity as a percentage of total assets	10.69%	9.65%	9.82%	9.40%	9.50%
Tangible common equity ratio	8.37%	7.34%	7.50%	7.16%	7.09%
Leverage (Tier 1) ratio (g)	10.10%	10.01%	9.64%	9.63%	9.53%
Common equity tier 1 (CET1) ratio (g)	12.39%	12.06%	11.83%	11.60%	11.41%
Tier 1 risk-based capital ratio (g)	12.39%	12.06%	11.83%	11.60%	11.41%
Total risk-based capital ratio (g)	14.00%	13.63%	13.44%	13.21%	12.97%

(g) Estimated for most recent period-end. Regulatory capital ratios reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in thousands)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
ASSETS
Commercial non-real estate loans	$9,880,704	$10,057,941	$9,932,218	$9,958,680	$9,722,977
Commercial real estate - owner occupied loans	3,087,301	3,060,659	3,037,534	3,073,050	2,953,991
Total commercial and industrial loans	12,968,005	13,118,600	12,969,752	13,031,730	12,676,968
Commercial real estate - income producing loans	3,965,280	3,822,711	3,590,060	3,809,437	3,582,370
Construction and land development loans	1,615,599	1,737,658	1,618,684	1,715,008	1,422,994
Residential mortgage loans	3,803,702	3,669,922	2,968,876	3,541,245	2,666,134
Consumer loans	1,443,095	1,481,833	1,575,876	1,497,159	1,566,927
Total loans	23,795,681	23,830,724	22,723,248	23,594,579	21,915,393
Loans held for sale	12,347	43,390	24,825	25,972	42,973
Securities (h)	8,579,444	8,888,477	9,200,511	8,901,626	9,013,133
Short-term investments	740,658	374,974	296,097	638,614	1,526,714
Earning assets	33,128,130	33,137,565	32,244,681	33,160,791	32,498,213
Allowance for loan losses	(307,434)	(315,371)	(307,403)	(310,910)	(317,402)
Goodwill and other intangible assets	901,377	904,127	913,223	905,610	918,376
Other assets	1,816,227	1,900,606	1,648,414	1,877,951	1,959,991
Total assets	$35,538,300	$35,626,927	$34,498,915	$35,633,442	$35,059,178
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$11,132,354	$11,453,236	$13,854,625	$11,919,234	$14,298,022
Interest-bearing transaction and savings deposits	10,681,936	10,583,224	10,810,751	10,598,553	11,201,094
Interest-bearing public fund deposits	2,896,317	2,851,965	2,972,985	2,971,603	2,941,876
Time deposits	5,264,334	4,868,755	1,177,977	3,989,091	1,056,478
Total interest-bearing deposits	18,842,587	18,303,944	14,961,713	17,559,247	15,199,448
Total deposits	29,974,941	29,757,180	28,816,338	29,478,481	29,497,470
Short-term borrowings	993,810	1,311,049	1,575,826	1,693,433	1,358,687
Long-term debt	236,298	236,260	236,674	239,141	239,282
Other liabilities	772,273	749,951	641,410	693,476	558,533
Common stockholders' equity	3,560,978	3,572,487	3,228,667	3,528,911	3,405,206
Total liabilities & stockholders' equity	$35,538,300	$35,626,927	$34,498,915	$35,633,442	$35,059,178

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	12/31/2023			9/30/2023			12/31/2022
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,548.9	$297.6	6.37%	$18,679.0	$294.1	6.25%	$18,178.5	$240.6	5.25%
Residential mortgage loans	3,803.7	35.2	3.70%	3,669.9	33.7	3.67%	2,968.9	25.6	3.45%
Consumer loans	1,443.1	31.9	8.79%	1,481.8	32.2	8.61%	1,575.9	27.2	6.86%
Loan fees & late charges	—	1.4	0.00%	—	0.3	0.00%	—	(0.2)	0.00%
Total loans (TE) (j) (k)	23,795.7	366.1	6.11%	23,830.7	360.3	6.01%	22,723.3	293.2	5.12%
Loans held for sale	12.3	0.3	8.52%	43.4	0.8	7.30%	24.8	0.3	4.53%
US Treasury and government agency securities	654.1	5.2	3.18%	535.3	3.4	2.52%	500.3	2.9	2.32%
CMOs and mortgage backed securities	7,031.9	41.2	2.34%	7,450.5	42.7	2.29%	7,769.1	42.8	2.20%
Municipals (TE)	870.0	6.5	2.97%	879.2	6.5	2.98%	907.5	6.8	2.97%
Other securities	23.4	0.2	3.51%	23.5	0.2	3.51%	23.6	0.2	3.50%
Total securities (TE) (l)	8,579.4	53.1	2.47%	8,888.5	52.8	2.37%	9,200.5	52.7	2.29%
Total short-term investments	740.7	10.1	5.43%	375.0	4.8	5.08%	296.1	2.1	2.88%
Average earning assets yield (TE)	$33,128.1	$429.6	5.16%	$33,137.6	$418.7	5.02%	$32,244.7	$348.3	4.29%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$10,681.9	$56.9	2.11%	$10,583.2	$51.4	1.93%	$10,810.7	$14.6	0.53%
Time deposits	5,264.3	62.4	4.71%	4,868.7	53.8	4.38%	1,178.0	3.2	1.09%
Public funds	2,896.3	26.8	3.68%	2,852.0	25.6	3.57%	2,973.0	18.2	2.43%
Total interest-bearing deposits	18,842.5	146.1	3.08%	18,303.9	130.8	2.84%	14,961.7	36.0	0.96%
Short-term borrowings	993.8	8.1	3.24%	1,311.0	12.7	3.85%	1,575.8	11.1	2.79%
Long-term debt	236.3	3.1	5.19%	236.3	3.1	5.19%	236.7	3.1	5.21%
Total borrowings	1,230.1	11.2	3.62%	1,547.3	15.8	4.06%	1,812.5	14.2	3.10%
Total interest-bearing liabilities cost	20,072.6	157.3	3.11%	19,851.2	146.6	2.93%	16,774.2	50.2	1.19%
Net interest-free funding sources	13,055.5			13,286.4			15,470.5
Total cost of funds	33,128.1	157.3	1.88%	33,137.6	146.6	1.76%	32,244.7	50.2	0.62%
Net Interest Spread (TE)		$272.3	2.05%		$272.1	2.09%		$298.1	3.11%
Net Interest Margin (TE)	$33,128.1	$272.3	3.27%	$33,137.6	$272.1	3.27%	$32,244.7	$298.1	3.68%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.

(k) Included in interest income is net purchase accounting accretion of $0.4 million, $0.6 million and $0.8 million for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, respectively.

(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Twelve Months Ended
	12/31/2023			12/31/2022
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,556.2	$1,131.8	6.10%	$17,682.3	$759.9	4.30%
Residential mortgage loans	3,541.2	128.3	3.62%	2,666.1	90.3	3.39%
Consumer loans	1,497.2	124.0	8.28%	1,567.0	88.4	5.64%
Loan fees & late charges	—	1.3	0.00%	—	7.4	0.00%
Total loans (TE) (j) (k)	23,594.6	1,385.4	5.87%	21,915.4	946.0	4.32%
Loans held for sale	26.0	1.7	6.63%	43.0	1.8	4.22%
US Treasury and government agency securities	567.2	15.3	2.70%	426.7	8.3	1.95%
CMOs and mortgage backed securities	7,423.9	170.4	2.30%	7,652.1	154.5	2.02%
Municipals (TE)	887.0	26.5	2.98%	912.0	27.0	2.96%
Other securities	23.5	0.8	3.51%	22.3	0.8	3.42%
Total securities (TE) (l)	8,901.6	213.0	2.39%	9,013.1	190.6	2.11%
Total short-term investments	638.6	31.5	4.93%	1,526.7	9.0	0.59%
Average earning assets yield (TE)	$33,160.8	$1,631.6	4.92%	$32,498.2	$1,147.4	3.53%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$10,598.6	$176.9	1.67%	$11,201.1	$21.2	0.19%
Time deposits	3,989.1	166.5	4.17%	1,056.4	4.7	0.44%
Public funds	2,971.6	100.5	3.38%	2,941.9	32.5	1.10%
Total interest-bearing deposits	17,559.3	443.9	2.53%	15,199.4	58.4	0.38%
Short-term borrowings	1,693.4	66.7	3.94%	1,358.7	16.2	1.19%
Long-term debt	239.1	12.3	5.15%	239.3	12.4	5.19%
Total borrowings	1,932.5	79.0	4.09%	1,598.0	28.6	1.79%
Total interest-bearing liabilities cost	19,491.8	522.9	2.68%	16,797.4	87.0	0.52%
Net interest-free funding sources	13,669.0			15,700.8
Total cost of funds	33,160.8	522.9	1.58%	32,498.2	87.0	0.27%
Net Interest Spread (TE)		$1,108.7	2.24%		$1,060.4	3.01%
Net Interest Margin (TE)	$33,160.8	$1,108.7	3.34%	$32,498.2	$1,060.4	3.26%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Included in interest income is net purchase accounting accretion of $2.4 million and $4.7 million for the twelve months ended December 31, 2023 and 2022, respectively.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2023	9/30/2023	12/31/2022	12/31/2023	12/31/2022
Nonaccrual loans (m)	$59,036	$60,331	$38,991	$59,036	$38,991
ORE and foreclosed assets	3,628	4,527	2,017	3,628	2,017
Total nonaccrual loans + ORE and foreclosed assets	$62,664	$64,858	$41,008	$62,664	$41,008
Nonaccrual loans as a percentage of loans	0.25%	0.25%	0.17%	0.25%	0.17%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.26%	0.27%	0.18%	0.26%	0.18%
Accruing loans 90 days past due	$9,609	$24,170	$4,585	$9,609	$4,585
Accruing loans 90 days past due as a percentage of loans	0.04%	0.10%	0.02%	0.04%	0.02%
Modified/restructured loans - still accruing (n)
Modified loans - still accruing	$24,448	$28,849		$24,448
Modified loans - still accruing as a % of loans	0.10%	0.12%		0.10%
Restructured loans - still accruing			$1,907		$1,907
Restructured loans - still accruing as a % of loans			0.01%		0.01%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for Loan Losses:
Beginning balance	$306,291	$314,496	$306,116	$307,789	$342,065
Provision for loan losses	17,671	30,045	2,646	63,518	(32,374)
Charge-offs	(19,601)	(41,234)	(4,643)	(75,423)	(22,590)
Recoveries	3,546	2,984	3,670	12,023	20,688
Net charge-offs	(16,055)	(38,250)	(973)	(63,400)	(1,902)
Ending Balance	$307,907	$306,291	$307,789	$307,907	$307,789
Reserve for Unfunded Lending Commitments:
Beginning balance	$29,613	$31,160	$33,468	$33,309	$29,334
Provision for losses on unfunded lending commitments	(719)	(1,547)	(159)	(4,415)	3,975
Ending balance	$28,894	$29,613	$33,309	$28,894	$33,309
Total Allowance for Credit Losses	$336,801	$335,904	$341,098	$336,801	$341,098
Total Provision for Credit Losses	$16,952	$28,498	$2,487	$59,103	$(28,399)
Allowance for loan losses as a percentage of period-end loans	1.29%	1.28%	1.33%	1.29%	1.33%
Allowance for credit losses as a percentage of period-end loans	1.41%	1.40%	1.48%	1.41%	1.48%
Allowance for loan losses as a % of nonaccrual loans	521.56%	507.68%	789.38%	521.56%	789.38%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$12,747	$35,506	$(1,201)	$52,841	$(3,896)
Residential mortgage loans	(388)	(383)	(251)	(1,223)	(1,612)
Consumer loans	3,696	3,127	2,425	11,782	7,410
Total net charge-offs	$16,055	$38,250	$973	$63,400	$1,902
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.27%	0.75%	(0.03)%	0.28%	(0.02)%
Residential mortgage loans	(0.04)%	(0.04)%	(0.03)%	(0.03)%	(0.06)%
Consumer loans	1.02%	0.84%	0.61%	0.79%	0.47%
Total net charge-offs as a percentage of average loans	0.27%	0.64%	0.02%	0.27%	0.01%

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling less than $0.1 million at both December 31, 2023 and September 30, 2023, and troubled debt restructured loans totaling $2.6 million at December 31, 2022. The definition of reportable modifications/restructured loans changed for modifications made after January 1, 2023 with the adoption of ASU 2022-02. Refer to Note 1 of the September 30, 2023 Report on Form 10-Q for a discussion of this standard.

(n) Reflects the balance outstanding at December 31, 2023 and September 30, 2023 of accruing modified loans to borrowers experiencing financial difficulty since adoption of ASU 2022-02. Refer to Note 1 of the September 30, 2023 Report on Form 10Q for a discussion of this standard. December 31, 2022 reflects the outstanding balance of accruing troubled debt restructures as defined by superseded accounting guidance of ASC 310-40. Accruing loans are those where we expect to collect all amounts contractually due.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Nonaccrual loans (m)	$59,036	$60,331	$78,220	$54,344	$38,991
ORE and foreclosed assets	3,628	4,527	2,174	1,976	2,017
Total nonaccrual loans + ORE and foreclosed assets	$62,664	$64,858	$80,394	$56,320	$41,008
Nonaccrual loans as a percentage of loans	0.25%	0.25%	0.33%	0.23%	0.17%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.26%	0.27%	0.34%	0.24%	0.18%
Accruing loans 90 days past due	$9,609	$24,170	$7,552	$13,155	$4,585
Accruing loans 90 days past due as a percentage of loans	0.04%	0.10%	0.03%	0.06%	0.02%
Modified/restructured loans - still accruing (n)
Modified loans - still accruing	$24,448	$28,849	$1,010	$10
Modified loans - still accruing as a % of loans	0.10%	0.12%	0.00%	0.00%
Restructured loans - still accruing					$1,907
Restructured loans - still accruing as a % of loans					0.01%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$307,907	$306,291	$314,496	$309,385	$307,789
Reserve for unfunded lending commitments	28,894	29,613	31,160	32,014	33,309
Total allowance for credit losses	$336,801	$335,904	$345,656	$341,399	$341,098
Total provision for credit losses	$16,952	$28,498	$7,633	$6,020	$2,487
Allowance for loan losses as a percentage of period-end loans	1.29%	1.28%	1.32%	1.32%	1.33%
Allowance for credit losses as a percentage of period-end loans	1.41%	1.40%	1.45%	1.46%	1.48%
Allowance for loan losses as a % of nonaccrual loans	521.56%	507.68%	402.07%	569.31%	789.38%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$12,747	$35,506	$1,233	$3,355	$(1,201)
Residential mortgage loans	(388)	(383)	(291)	(161)	(251)
Consumer loans	3,696	3,127	2,434	2,525	2,425
Total net charge-offs	$16,055	$38,250	$3,376	$5,719	$973
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.27%	0.75%	0.03%	0.07%	(0.03)%
Residential mortgage loans	(0.04)%	(0.04)%	(0.03)%	(0.02)%	(0.03)%
Consumer loans	1.02%	0.84%	0.64%	0.66%	0.61%
Total net charge-offs as a percentage of average loans:	0.27%	0.64%	0.06%	0.10%	0.02%
AVERAGE LOANS
Commercial & real estate loans	$18,548,884	$18,678,969	$18,670,814	$18,322,189	$18,178,496
Residential mortgage loans	3,803,702	3,669,922	3,469,030	3,214,439	2,968,876
Consumer loans	1,443,095	1,481,833	1,515,150	1,549,901	1,575,876
Total average loans	$23,795,681	$23,830,724	$23,654,994	$23,086,529	$22,723,248

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling less than $0.1 million at both December 31, 2023 and September 30, 2023, $1.6 million at June 30, 2023 and March 31, 2023 and troubled debt restructured loans totaling $2.6 million at December 31, 2022. The definition of reportable modifications/restructured loans changed for modifications made after January 1, 2023 with the adoption of ASU 2022-02. Refer to Note 1 of the September 30, 2023 Report on Form 10-Q for a discussion of this standard.

(n) Reflects the balance outstanding at December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023 of accruing modified loans to borrowers experiencing financial difficulty since adoption of ASU 2022-02. Refer to Note 1 of the September 30, 2023 Report on Form 10-Q for a discussion of this standard. December 31, 2022 reflects the outstanding balance of accruing troubled debt restructures as defined by superseded accounting guidance of ASC 310-40. Accruing loans are those where we expect to collect all amounts contractually due.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

PRE-PROVISION NET REVENUE (TE) AND ADJUSTED PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Twelve Months Ended
(in thousands)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Net Income (GAAP)	$50,603	$97,738	$117,794	$126,467	$143,787	$392,602	$524,089
Provision for credit losses	16,952	28,498	7,633	6,020	2,487	59,103	(28,399)
Income tax expense	11,705	24,297	29,571	31,953	36,137	97,526	135,107
Pre-provision net revenue	79,260	150,533	154,998	164,440	182,411	549,231	630,797
Taxable equivalent adjustment (o)	2,834	2,852	2,837	2,584	2,615	11,107	10,348
Pre-provision net revenue (TE)	82,094	153,385	157,835	167,024	185,026	560,338	641,145
Adjustments from supplemental disclosure items
Gain on sale of parking facility	(16,126)	—	—	—	—	(16,126)	—
Loss on securities portfolio restructure	65,380	—	—	—	—	65,380	—
FDIC special assessment	26,123	—	—	—	—	26,123	—
Adjusted pre-provision net revenue (TE)	$157,471	$153,385	$157,835	$167,024	$185,026	$635,715	$641,145

REVENUE (TE), ADJUSTED REVENUE (TE) AND EFFICIENCY RATIO
	Three Months Ended					Twelve Months Ended
(in thousands)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022

Net interest income	$269,460	$269,234	$273,911	$284,994	$295,501	$1,097,599	$1,050,003
Noninterest income	38,951	85,974	83,225	80,330	77,064	288,480	331,486
Total GAAP revenue	308,411	355,208	357,136	365,324	372,565	1,386,079	1,381,489
Taxable equivalent adjustment (o)	2,834	2,852	2,837	2,584	2,615	11,107	10,348
Total revenue (TE)	311,245	358,060	359,973	367,908	375,180	1,397,186	1,391,837
Adjustements from supplemental disclosure items
Gain on sale of parking facility	(16,126)	—	—	—	—	(16,126)	—
Loss on securities portfolio restructure	65,380	—	—	—	—	65,380	—
Adjusted revenue (TE)	$360,499	$358,060	$359,973	$367,908	$375,180	$1,446,440	$1,391,837
GAAP Noninterest expense	$229,151	$204,675	$202,138	$200,884	$190,154	$836,848	$750,692
Amortization of Intangibles	(2,672)	(2,813)	(2,957)	(3,114)	(3,271)	(11,556)	(14,033)
Adjustements from supplemental disclosure items
FDIC special assessment	(26,123)	—	—	—	—	(26,123)	—
Adjusted noninterest expense	$200,356	$201,862	$199,181	$197,770	$186,883	$799,169	$736,659
Efficiency ratio (p)	55.58%	56.38%	55.33%	53.76%	49.81%	55.25%	52.93%

(o) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(p) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.